Exhibit 99.1

Ares Commercial Real Estate Corporation Closes $667 Million CRE CLO

Achieves Initial Blended Cost of Financing of LIBOR + 1.17% with Initial Advance Rate of 81%

Significantly Increases Match-Term, Non-Recourse Financing and Reduces Funding Costs

NEW YORK — January 29, 2021 — Ares Commercial Real Estate Corporation (NYSE: ACRE) (the “Company” or “ACRE”) announced today that the Company, through wholly owned indirect subsidiaries, closed an approximately $667 million commercial real estate collateralized loan obligation (“CRE CLO”). The CRE CLO financed interests in 23 senior loans with an initial advance rate of 81% and an initial weighted average coupon of one-month LIBOR + 1.17%, excluding transaction costs. The CRE CLO is match-term, non-recourse and non-mark to market financing to the Company.

The CRE CLO transaction provided the following benefits to the Company:

•Reduced initial weighted average cost of funds
•Increased non-recourse financing from 36% as of September 30, 2020 to 67% of total aggregate amounts outstanding under its financing facilities and securitizations
•Enabled ACRE to close $146 million of new loans previously held in Ares’ real estate debt warehouse facility

These benefits are expected to be accretive to the Company’s earnings.

“We are very pleased with the execution of our fourth securitization in the current market environment, which we believe validates the strong credit quality of our loan portfolio and the value of the broader Ares Management franchise,” said Bryan Donohoe, Chief Executive Officer of ACRE. “The securitization allowed us to optimize the financing of our existing assets by repaying outstanding amounts under our secured funding facilities and enabled ACRE to close $146 million in seven new loans.”

“This is a financially positive transaction for our Company that enhances our earnings,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “Our ability to close $146 million of new loans concurrently with the closing of the CRE CLO is another example of how Ares’ real estate debt warehouse facility brings substantial benefits to ACRE.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

Forward-Looking Statements

Statements included herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Readers are cautioned not to put undue reliance on such forward-looking statements. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the risks described from time to time in its filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Investor Relations Contact:
Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888)-818-5298
iracre@aresmgmt.com